Exhibit 21

THE GILLETTE COMPANY - SUBSIDIARIES

Name                                                               Organized Under Laws Of
---------------------------------------------------------------    -----------------------
Gillette Argentina S.A.                                                          Argentina
Gillette Australia Pty. Ltd.                                                     Australia
Gillette Holding GmbH                                                              Germany
  Its subsidiaries:
   Braun GmbH                                                                      Germany
     Its subsidiary:
       Braun de Mexico y Cia. de C.V.                                               Mexico
   Gillette Beteiligungs GmbH                                                      Germany
     Its subsidiaries:
       Gillette Berlin Holding GmbH and Gillette                                   Germany
        Verwaltungs GmbH
        Partners in:
          Gillette Deutschland GmbH & Co.                                          Germany
          Gillette Gruppe Deutschland GmbH & Co. oHG                               Germany
Braun Espanola, S.A.                                                                 Spain
Gillette Canada Holdings, Inc., and Services CV Management Ltd.       Delaware and Bermuda
  Partners in:
Series International C.V.                                                      Netherlands
  Its subsidiaries:
   Series Overseas Investment Limited                                              Bermuda
   Gillette Group (Europe) Holdings B.V.                                       Netherlands
     Its subsidiaries:
       Gillette Group International Sarl                                       Switzerland
        Its subsidiary:
          Gillette Trading Sarl                                                Switzerland
       Silk-Epil S.A.S.                                                             France
       Braun Oral-B Ireland Limited                                                Ireland
       Gilfin B.V.                                                             Netherlands
        Its subsidiary:
          Parkfin Ltd.                                                      United Kingdom
Gillette Latin America Holding B.V.                                            Netherlands
  Its subsidiaries:
   Gillette Fountain LLC                                                          Delaware
     Its subsidiary:
       Grupo Gillette, S.A. de C.V.                                                 Mexico
   Gillette do Brasil Ltda.                                                         Brazil
Gillette Canada Holdings, Inc.                                                    Delaware
  Its subsidiary:
   Gillette Canada Company                                                     Nova Scotia
     Its subsidiary:
       Gillette Nova Scotia Company                                            Nova Scotia
        Partners in:
          Oral-B Laboratories                                                     Delaware
Gillette International B.V.                                                    Netherlands
  Its subsidiary:
   Gillette (China) Limited                                                          China
     Its subsidiaries:
       Duracell (China) Limited                                                      China
       Braun (Shanghai) Co. Ltd.                                                     China

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
Name                                                      Organized Under Laws Of
------------------------------------------------------    -----------------------
Gillette Korea Limited                                                      Korea
Groupe Gillette France S.A.                                                France
Gillette Safety Razor Company                                       Massachusetts
  Its subsidiary:
   Gillette Group Italy S.p.A.                                              Italy
Gillette Japan Inc.                                                      Delaware
Gillette de Mexico, Inc.                                                 Delaware
Gillette Sanayi ve Ticaret A.S.                                            Turkey
Gillette Group South Africa (Pty.) Limited                           South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.                   Delaware
  Their subsidiary:
   Gillette Group India Private Limited                                     India
     Its subsidiary:
       Gillette Diversified Operations Private Limited                      India
Gillette Industries Limited                                        United Kingdom
  Its subsidiaries:
   Gillette Group UK Limited                                       United Kingdom
   Gillette U.K. Limited                                           United Kingdom
     Its subsidiary:
       Duracell Batteries Limited                                  United Kingdom
        Its subsidiary:
          Duracell (1993) Limited                                  United Kingdom
   NV Duracell Batteries S.A.                                             Belgium
Gillette Petersburg Investment Inc.                                      Delaware
  Its subsidiaries:
   Gillette Group LLC                                                      Russia
   Petersburg Products International zao                                   Russia
Gillette Home Diagnostics, Inc.                                          Delaware
  Its subsidiary:
   Thermoscan Inc.                                                       Delaware

     All of the voting securities of each subsidiary listed above are owned by its parent companies, partners or members. The percentage ownership in Gillette India Limited, Gillette (Shanghai) Limited, and Fujian Nanping Nanfu Battery Co., Ltd. is 76%, 70%, and 72%, respectively.

     There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.


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